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                                                                   EXHIBIT 24(b)

                                   CONSENT OF
                   UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.

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                                                                   EXHIBIT 24(b)

             CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC. INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM



UEDC, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geologic Evaluation, dated August 1, 2001, in the Registration Statement and any supplements thereto, including post-effective amendments, for Atlas America Public #10 Ltd., and to all references to UEDC as having prepared such report and as an expert concerning such report.

UEDC, Inc.




/s/ Robin Anthony
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Robin Anthony                    August 1, 2001
Geologist                        Pittsburgh, PA